CONFIRMING STATEMENT

    This statement confirms that the undersigned, H Douglas Chaffin, has authorized and designated, Jennifer Mainord, Melanie Bowling and Logan Edon, to execute and file on the undersigned's behalf, all Form 3, 4, and 5 (including amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of First Merchants Corporation.  The authority of Jennifer Mainord, Melanie Bowling and Logan Edon under this statement shall continue until the undersigned is no longer required to file Form 3, 4, and 5 with regard to the undersigned ownership or transactions in securities of First Merchants Corporation, unless earlier revoked in writing.  The undersigned acknowledges Jennifer Mainord, Melanie Bowling and Logan Edon are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

                        ____/s/H Douglas Chaffin______________________________________
                        H Douglas Chaffin

Date: December 11, 2020